UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2016
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Accretive Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611

(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
The 2016 annual meeting of stockholders (the “2016 Annual Meeting”) of Accretive Health, Inc. (the “Company”) has been scheduled for Thursday, December 8, 2016 at 9:00 a.m., local time, at the Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611.
Because the date of the 2016 Annual Meeting is more than thirty days subsequent to the anniversary of the Company’s 2015 annual meeting of Stockholders, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for receipt of stockholder proposals for inclusion in the Company’s proxy statement for the 2016 Annual Meeting has been extended to September 26, 2016, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company on or prior to September 26, 2016 at the Company’s principal executive offices at 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611 and be directed to the attention of the Corporate Secretary. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2016 Annual Meeting.
Under the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders may also present a proposal or director nomination at the 2016 Annual Meeting if advance written notice is timely given to the Corporate Secretary of the Company, at the Company’s principal executive offices, in accordance with the Bylaws. To be timely, notice by a stockholder of any such proposal or nomination must be provided no later than the close of business on September 26, 2016. The Bylaws specify requirements relating to the content of the notice that stockholders must provide.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ACCRETIVE HEALTH, INC.
Date: September 16, 2016	By: /s/ Christopher Ricaurte
Name: Christopher Ricaurte
Title: Chief Financial Officer and Treasurer